Exhibit 10.131

AMENDMENT NO. 2 TO THE

STRATEGIC ALLIANCE AGREEMENT

between

THE GILLETTE COMPANY

and

MTI MICROFUEL CELLS INC.

dated

June 20, 2005

AMENDMENT No. 2 to the STRATEGIC ALLIANCE AGREEMENT

This Amendment No. 2 to the Strategic Alliance Agreement (this "Amendment"), dated as of June 20, 2005 (the "Effective Date"), is made and entered into by and between The Gillette Company, a Delaware corporation ("Gillette"), and MTI MicroFuel Cells Inc., a Delaware corporation ("MTI"). Each of Gillette and MTI is referred to in this Amendment, from time to time, as a "Party" or, collectively, the "Parties".

W I T N E S S E T H :

WHEREAS, the Parties have entered into a strategic relationship defined in the Strategic Alliance Agreement, dated September 19, 2003, between Gillette and MTI, as amended by Amendment to the Strategic Alliance Agreement ("Amendment No. 1"), dated as of August 18, 2004 (as amended, the "Agreement");

WHEREAS, pursuant to the Agreement, the Parties entered into the Initial Work Plan, dated September 19, 2003 (as amended pursuant to Amendment No. 1, the "Initial Work Plan"); and

WHEREAS, after further reviewing the goals of the Agreement and the state of commercialization of the relevant technologies, the Parties wish to amend the Agreement and modify the Initial Work Plan.

NOW THEREFORE, in consideration of the above stated premises and the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

  DEFINITIONS

  Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to them in the Agreement.

  AMENDMENT; OTHER.

  A1.) Sub-paragraph (a) of Section 8.2 is hereby amended by deleting it in its entirety and replacing it with the following:

  "(a) Termination by Gillette or MTI Without Cause

  (i) Either Gillette, in its sole discretion, or MTI, in its sole discretion, may elect to terminate this Agreement after the completion of the FC Technology Platform Demonstration within the OEM Marketing Calls and Concept Product Development Milestone by giving the other Party Notice of such election within twenty (20) days after completion of all such tasks and acceptance of all such Deliverables. Such termination shall become effective on the fifteenth (15th) day following Notice of the election to terminate unless the Party electing termination provides Notice of withdrawal of such election within such fifteen (15) day period.

  (ii) Either Gillette, in its sole discretion, or MTI, in its sole discretion, may elect to terminate this Agreement after completion of all tasks and acceptance of all Deliverables relating to the OEM Marketing Calls and Concept Product Development Milestone by giving the other Party Notice of such election within twenty (20) days after completion of all such tasks and acceptance of all such Deliverables. Such termination shall become effective on the fifteenth (15th) day following Notice of the election to terminate unless the Party electing termination provides Notice of withdrawal of such election within such fifteen (15) day period.

  (iii) Either Gillette, in its sole discretion, or MTI, in its sole discretion, may elect to terminate this Agreement after the presentation of all Deliverables relating to the Product Identification, Suitability and OEM Validation Milestone or at the end of the Not to Exceed Timing for the Product Identification, Suitability and OEM Validation Milestone by giving the other Party thirty (30) days Notice of such election. Either Party may, at any time following the Target Timing for the Product Identification, Suitability and OEM Validation Milestone, require that all Deliverables associated with such milestone be presented. Such requirement shall be communicated in writing, and each Party will have 30 days from the receipt of such requirement to present the Deliverables associated with such Milestone. Such termination shall become effective on the fifteenth (15th) day following Notice of the election to terminate unless the Party electing termination provides Notice of withdrawal of such election within such fifteen (15) day period. For purposes of this Agreement, "Product Identification and Technology Readiness Milestone" means Milestone 4a as identified in the Initial Work Plan."

  A2.) The Initial Work Plan is hereby amended by inserting the text of Exhibit A1 hereto immediately prior to the description of Major Milestone 4 contained therein.

  A3.) In accordance with the terms of the Agreement, Gillette and MTI hereby provide their acceptance, effective as of May 23, 2005, of all Deliverables relating to Key Milestone 3 contained in the Initial Work Plan.

  A4.) Each of the Parties hereby waives its right to terminate the Agreement pursuant to Section 8.2(a)(ii) thereof.

  GENERAL

Agreement Continuation; Instruments to be Read Together; Headings.

The Agreement, as modified herein, shall remain in full force and effect. This Amendment shall form part of the Agreement for all purposes and the Agreement and this Amendment shall henceforth be read together. The Initial Work Plan, as modified herein, shall remain in full force and effect. This Amendment shall form part of the Initial Work Plan for all purposes and the Initial Work Plan and this Amendment shall henceforth be read together. The headings used in this Amendment are included for convenience only and are not to be used in construing or interpreting this Amendment.

Counterparts.

This Amendment may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Amendment as of the Effective Date.

THE GILLETTE COMPANY

By: /s/Michael Roberts

Name: Michael Roberts

Title: Vice President, Research and Development

MTI MICROFUEL CELLS INC.

By: /s/William P. Acker

Name: William P. Acker

Title: Chief Executive Officer